Exhibit 4.2
SUBORDINATED PROMISSORY NOTE

Borrower:	Telanetix, Inc. (Delaware), Telanetix, Inc. (California), AccessLine Holdings, Inc. and AccessLine Communications Corporation 11201 SE 8th Street Bellevue, WA 98004	Lender:	__________________ __________________ __________________ __________________

$____________	Date of Note: December __, 2012

PROMISES TO PAY.  Telanetix, Inc. (Delaware), Telanetix, Inc. (California), AccessLine Holdings, Inc., and AccessLine Communications Corporation (collectively, "Borrower") promises to pay to ___________ ("Lender") in lawful money of the United States of America, the principal amount of ________________ ($_________), together with interest on the unpaid principal balance from December ___, 2012, until paid in full.

PAYMENT.  Subject to any payment changes resulting from changes in the Index, Borrower will pay interest on this loan on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described herein.  The principal and all accrued and unpaid interest shall be paid on the earlier of (i) June ___, 2017, (ii) the date of the acceleration of this Note in accordance with the terms of this Note and (iii) the date of the payment in full of all obligations under the Note of even date herewith made by the Borrower in favor of East West Bank in the original principal amount of $7,500,000 (the "Final Maturity Date").  Interest shall accrue on the unpaid principal balance using an interest rate based on the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition), rounded to two decimal places, all as determined by Lender (currently 3.250%), plus a margin equal to 1.750 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 5.000 percentage points per annum based on a year of 360 day.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition), rounded to two decimal places, all as determined by Lender (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 3.250% per annum.  The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section.

NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.

Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.   Borrower may pay all or a portion of the amount owed earlier than it is due without premium or penalty.  Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  HCP-TELA, 570 Lexington Avenue, 49th Floor, New York, NY  10022.

INTEREST AFTER DEFAULT.  During the existence of an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 4.000 percentage point margin ("Default Rate Margin").  The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.  After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note.  If judgment is entered in connection with this Note, interest will continue to accrue after the date of judgment at the rate in effect at the time judgment is entered.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Any "Event of Default" under the Security Agreement dated the date hereof between HCP-TELA, as agent for itself and the other lenders described therein, and Borrower, shall constitute an "Event of Default" under this Note.

LENDER'S RIGHTS.  Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's reasonable legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions.

CHOICE OF VENUE. The Borrower hereby (i) irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York City in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determines in such New York State or Federal court.

COUNTERPART PROVISION. This document may be signed in any number of counterparts, which, when delivered in the original to Lender, shall together constitute one original document.

FACSIMILE OR OTHER IMAGE. A facsimile, scanned or other copy of this Note, as executed, shall be deemed the equivalent of the originally executed copy for all purposes, so long as Lender is the holder hereof.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  Notwithstanding anything herein to the contrary, this Note and all obligations hereunder are the joint and several obligations of the makers hereof.

[Signature page follows]

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Telanetix, Inc. (Delaware)

By: __________________________________
      Name:
      Title:

Telanetix, Inc. (California)

By: __________________________________
      Name:
      Title:

AccessLine Holdings, Inc.

By: __________________________________
      Name:
      Title:

AccessLine Communications Corporation

By: __________________________________
      Name:
      Title: